SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: July 2, 2004

Date of earliest event reported: July 1, 2004

Maxygen, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State of Incorporation)

000-28401	77-0449487
(Commission File No.)	(I.R.S. Employer Identification No.)

515 GALVESTON DRIVE

REDWOOD CITY, CA 94063

(Address of principal executive offices, including zip code)

(650) 298-5300

(Registrant’s telephone number, including area code)

Item 2. Acquisition or Disposition of Assets.

On July 1, 2004, Maxygen, Inc. (“Maxygen”) completed its divestiture of its agriculture subsidiary, Verdia, Inc. (“Verdia”). As previously announced on June 3, 2004, Maxygen received $64 million in cash in exchange for all its ownership interests in Verdia. In connection with the divestiture, a transitory acquisition subsidiary of Pioneer Hi-Bred International, Inc. (“Pioneer”), an Iowa corporation and a wholly-owned subsidiary of E.I. du Pont de Nemours and Company (“DuPont”), was merged with and into Verdia, and Verdia will continue to operate as a wholly-owned subsidiary of Pioneer. The transaction was effected pursuant to an Agreement and Plan of Merger dated as of June 2, 2004, by and among Pioneer, Tango Merger Sub, Inc., Maxygen and Verdia. Since 1998, Pioneer and Verdia (and its predecessors) have been participants in a research and development collaboration to generate novel gene products for use in the development of specific crop protection traits in corn, soybeans and certain other crops. The press release announcing the completion of the divestiture is attached as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

(a)	Pro Forma Financial Information

Pro forma financial information will be included in Maxygen’s Form 10-Q for the period ended June 30, 2004 and such pro forma financial information is deemed incorporated herein.

(c)	Exhibits

2.1	Agreement and Plan of Merger, dated June 2, 2004, by and among Pioneer Hi-Bred International, Inc., Tango Merger Sub, Inc., Maxygen, Inc. and Verdia, Inc.

99.1	Joint Press Release, dated July 2, 2004, of Maxygen and DuPont.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAXYGEN, INC.

Date: July 2, 2004	By:	/s/ Michael Rabson
Michael Rabson
Senior Vice President